EXHIBIT 4.1
VULCAN MATERIALS COMPANY AND THE BANK OF NEW YORK, Trustee
INDENTURE Dated as of August 31, 2001
Senior Debt Securities

VULCAN MATERIALS COMPANY
Reconciliation and tie[1] between the TIA of 1939 and the Indenture dated as of August 31, 2001 between Vulcan Materials Company and The Bank of New York, Trustee
Trust Indenture Act Section	Indenture Section

Section 310(a)(1)
(a)(2)
(a)(3)
(a)(4)
(b)

Section 311(a)
(b)
Section 312(a)

(b)
(c)
Section 313(a)
(b)
(c)
(d)
Section 314(a)
(a)(4)

(b)
(c)(1)
(c)(2)
(c)(3)
(d)
(e)
Section 315(a)
(b)
(c)
(d)
(e)
Section 316(a)
(a)(1)(A)

(a)(1)(B)
(a)(2)
(b)
(c)
Section 317(a)(1)
(a)(2)
(b)
Section 318(a)

6.9
6.9
Not Applicable
Not Applicable
6.8
6.10
6.13
6.13
7.1
7.2(a)
7.2(b)
7.2(c)
7.3(a)
7.3(b)
7.3(c)
7.3(d)
7.4
1.1
10.10
Not Applicable
1.2
1.2
Not Applicable
Not Applicable
1.2
6.1(a)
6.2
6.1(b(
6.1(c)
5.14
5.2
5.2
5.12
5.13
Not Applicable
5.8
1.4(c)
5.3
5.4
10.3
1.7

1Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.
TABLE OF CONTENTS[2]
Page
ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.1 Section 1.2 Section 1.3 Section 1.4 Section 1.5 Section 1.6 Section 1.7 Section 1.8 Section 1.9 Section 1.10 Section 1.11 Section 1.12 Section 1.13

Definitions and Other Provisions of General Application
Compliance Certificates and Opinions
Form of Documents Delivered to Trustee
Acts of Holders
Notices, Etc., to Trustee and Company
Notice to Holders; Waiver
Conflict with TIA
Effect of Headings and Table of Contents
Successors and Assigns
Separability Clause
Benefits of Indenture
Governing Law
Legal Holidays

1 6 7 7 8 9 9 9 9 9 10 10 10
ARTICLE II SECURITY FORMS
Section 2.1 Section 2.2	Forms Generally Securities in Permanent Global Form11	10 11
ARTICLE III THE SECURITIES
Section 3.1 Section 3.2 Section 3.3 Section 3.4 Section 3.5 Section 3.6 Section 3.7 Section 3.8 Section 3.9 Section 3.10

Amount Unlimited; Issuable in Series
Denominations
Execution, Authentication, Delivery and Dating
Temporary Securities
Registration, Registration of Transfer and Exchange
Mutilated, Destroyed, Lost and Stolen Securities
Payment of Interest; Interest Rights Preserved
Persons Deemed Owners
Cancellation
Computation of Interest

12 14 14 15 16 18 19 20 20 20
ARTICLE IV SATISFACTION AND DISCHARGE
Section 4.1 Section 4.2 Section 4.3 Section 4.4	Satisfaction and Discharge of Indenture Defeasance of Securities of Any Series Application of Trust Funds; Indemnification Reinstatement	21 22 23 24
ARTICLE V REMEDIES
Section 5.1 Section 5.2 Section 5.3 Section 5.4 Section 5.5 Section 5.6 Section 5.7 Section 5.8 Section 5.9 Section 5.10 Section 5.11 Section 5.12 Section 5.13 Section 5.14 Section 5.15

Events of Default
Acceleration of Maturity; Rescission and Annulment
Collection of Indebtedness and Suits for Enforcement by Trustee
Trustee May File Proofs of Claim
Trustee May Enforce Claims Without Possession of Securities
Application of Money Collected
Limitation on Suits
Unconditional Right of Holders to Receive Principal, Premium and Interest
Restoration of Rights and Remedies
Rights and Remedies Cumulative
Delay or Omission Not Waiver
Control by Holders
Waiver of Past Defaults
Undertaking for Costs
Waiver of Usury, Stay or Extension Law

24 25 26 27 27 27 28 28 28 29 29 29 29 30 30
ARTICLE VI THE TRUSTEE
Section 6.1 Section 6.2 Section 6.3 Section 6.4 Section 6.5 Section 6.6 Section 6.7 Section 6.8 Section 6.9 Section 6.10 Section 6.11 Section 6.12 Section 6.13 Section 6.14

Certain Duties and Responsibilitie
Notice of Defaults
Certain Rights of Trustee
Not Responsible for Recitals or Issuance of Securities
Who May Hold Securities
Money Held in Trust
Compensation and Reimbursement
Disqualification; Conflicting Interests
Corporate Trustee Required; Eligibility
Resignation and Removal; Appointment of Successor
Acceptance of Appointment by Successor
Merger, Conversion, Consolidation or Succession to Business
Preferential Collection of Claims Against Company
Appointment of Authenticating Agent

30 31 32 33 33 33 34 34 34 35 36 37 37 37
ARTICLE VII HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY
Section 7.1 Section 7.2 Section 7.3 Section 7.4	Company to Furnish Trustee Names and Addresses of Holders Preservation of Information; Communications to Holder Reports by Trustee Reports by Company	39 39 40 40
ARTICLE VIII CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
Section 8.1 Section 8.2	Company May Consolidate, Etc., Only on Certain Terms Successor Corporation Substituted	41 42
ARTICLE IX SUPPLEMENTAL INDENTURES
Section 9.1 Section 9.2 Section 9.3 Section 9.4 Section 9.5 Section 9.6

Supplemental Indentures Without Consent of Holders
Supplemental Indentures with Consent of Holders
Execution of Supplemental Indentures
Effect of Supplemental Indentures
Conformity with TIA
Reference in Securities to Supplemental Indentures

43 44 44 45 45 45
ARTICLE X COVENANTS
Section 10.1 Section 10.2 Section 10.3 Section 10.4 Section 10.5 Section 10.6 Section 10.7 Section 10.8 Section 10.9 Section 10.10 Section 10.11 Section 10.12

Payment of Principal, Premium and Interest
Maintenance of Office or Agency
Money for Securities Payments to Be Held in Trust
Corporate Existence
Maintenance of Properties
Payment of Taxes and Other Claims
Limitations on Liens
Limitations on Sale and Lease-Back Transactions
Defeasance of Certain Obligations
Certificate of Officers of the Company
Waiver of Certain Covenants
Statement by Officers as to Default

45 45 46 47 47 47 47 49 50 51 51 52
ARTICLE XI REDEMPTION OF SECURITIES
Section 11.1 Section 11.1 Section 11.1 Section 11.1 Section 11.1 Section 11.1 Section 11.1

Applicability of Article
Election to Redeem; Notice to Trustee
Selection by Trustee of Securities to Be Redeemed
Notice of Redemption
Deposit of Redemption Price
Securities Payable on Redemption Date
Securities Redeemed in Part

52 52 52 53 53 53 54
ARTICLE XII SINKING FUNDS
Section 12.1 Section 12.2 Section 12.3	Applicability of Article Satisfaction of Sinking Fund Payments with Securities Redemption of Securities for Sinking Fund	54 54 55
SIGNATURES		64 A-1
2NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE, dated as of August 31, 2001 between Vulcan Materials Company, a corporation duly organized and existing under the laws of the State of New Jersey (the "Company"), having its principal office at 1200 Urban Center Drive, Birmingham, Alabama 35242, and The Bank of New York, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (the "Trustee").
Recitals Of The Company

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured senior debentures, notes or other evidences of senior indebtedness (the "Securities"), to be issued in one or more Series (as defined herein) as in this Indenture provided.

          All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

          Now, Therefore, This Indenture Witnesseth:

          For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or Series thereof, as follows:
ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1. Definitions and Other Provisions of General Application.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

           (a) the terms defined in this Article I have the meanings assigned to them herein and include the plural as well as the singular;

           (b) all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings ascribed to them therein;

           (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

           (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          Certain terms, used principally in Article VI, are defined therein.

          "Act" when used with respect to any Holder, has the meaning specified in Section 1.4.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Attributable Debt" means as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate of 10% per annum compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

          "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

          "Board of Directors" means the Board of Directors of the Company or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution (including the establishment of any series of the Securities and the forms and terms thereof), such action may be taken by any committee, officer or employee of the Company authorized to take such action by a Board Resolution.

          "Business Day" when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman and Chief Executive Officer or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated Net Tangible Assets" means as of any particular time the aggregate amount of assets after deducting therefrom (i) all current liabilities (excluding any such liability that by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (ii) all goodwill, excess of costs over assets acquired, trade names, trademarks, copyrights, patents, unamortized debt discount and expense and other like intangibles, all as shown in on the most recent consolidated financial statements of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles.

          "Corporate Trust Office" means the office of the Trustee in New York, New York at which at any particular time corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, 21 West, New York, New York 10286.

          "Corporation" means a corporation, association, company, joint-stock company or business trust.

          "Defaulted Interest" has the meaning specified in Section 3.7.

          "Depository" with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more permanent global Securities, means the Person designated as Depository by the Company pursuant to Section 3.1, which must be a clearing agency registered under the Exchange Act, and if at any time there is more than one such Person, "Depository" as used with respect to the Securities of any such Series shall mean the Depository with respect to the Securities of that Series.

          "Event of Default" has the meaning specified in Section 5.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended or succeeded.

          "Holder" means the Person in whose name a Security is registered in the Security Register.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular Series of Securities established as contemplated by Section 3.1.

          "Interest" with respect to an Original Issue Discount Security which by its terms bears interest only upon Maturity, means interest payable after Maturity.

          "Interest Payment Date" when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

          "Maturity" when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Officers' Certificate" means a certificate signed by the Chairman and Chief Executive Officer or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be an employee of the Company or other counsel for the Company, and who shall be acceptable to the Trustee.

          "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

          "Outstanding" when used with respect to Securities, as of the date of determination, means all Securities theretofore authenticated and delivered under this Indenture, except:

           (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

           (ii) Securities for whose payment or redemption (A) money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities or (B) U.S. Government Obligations as contemplated by Section 4.2 in the necessary amount have been theretofore deposited with the Trustee (or another trustee satisfying the requirements of Section 6.9), in trust for the Holders of such Securities in accordance with Section 4.3; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

           (iii) Securities as to which Defeasance has been effected pursuant to Section 4.2; and

           (iv) Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

          provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.2, (B) if as of such date, the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided in Section 1.4, of the principal amount of such Security (or, in the case of a Security described in Clause (A) above, of the amount determined as provided in such Clause), and (C) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

          "Paying Agent" means any Person authorized by the Company to pay the principal of (and any premium, if any) or interest on any Securities on behalf of the Company.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

          "Place of Payment" when used with respect to the Securities of any Series, means the place or places where the principal of and any premium and interest on the Securities of that Series are payable as specified as contemplated by Section 3.1.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Redemption Date" when used with respect to any Security of any Series to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price" when used with respect to any Security to be redeemed, means the price specified in such Security at which it is to be redeemed pursuant to this Indenture.

          "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any Series means the date specified for that purpose as contemplated by Section 3.1.

          "Sale and Lease-Back Transaction" of a Person means any arrangement whereby property has been or is to be sold or transferred by such Person to another Person with the intention on the part of such Person of taking back a lease of such property with a term of more than 36 months pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life of such property, and such property is in fact so leased by such Person.

          "Securities" means unsecured debentures, notes or other evidence of indebtedness of the Company that are issued and pursuant to the terms of the Indenture.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

          "Stated Maturity" when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

          "Subsidiary" with respect to the Company, means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date first above written.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor replaces it and thereafter means the successor, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any Series shall mean the Trustee with respect to the Securities of that Series.

          "Trust Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt for any amount received by the custodian in respect to the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation by such depository receipt.

          "Vice President" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

          "Voting Stock" means stock or other equity interest that ordinarily has voting power for the election of directors or managers, whether at all times or only so long as no senior class of stock or other equity interests has such voting power by reason of any contingency.

          "Wholly-Owned Subsidiary" means any Subsidiary of which, at the time of determination, all of the outstanding Voting Stock is owned by the Company, whether directly and/or indirectly.

Section 1.2. Compliance Certificates and Opinions.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

           (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3. Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.4. Acts of Holders.

           (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. If any Securities are denominated in coin or currency other than that of the United States, then for the purposes of determining whether the Holders of the requisite principal amount of Securities have taken any action with respect to the Securities of more than one Series as herein described, the principal amount of such Securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which such Securities are denominated (as evidenced to the Trustee by an Officers' Certificate) as of the date the taking of such action by the Holders of such requisite principal amount as provided in the immediately preceding sentence. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

           (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

           (c) The Company may, in the circumstances permitted by the TIA, fix any day as the record date for the purpose of determining the Holders of Securities of any Series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Securities of such Series. If not set by the Company prior to the first solicitation of a Holder of Securities of such Series made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.1) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders of one or more Series of Securities, only the Holders of Securities of such Series on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

           (d) The ownership of Securities shall be proved by the Security Register.

           (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.5. Notices, Etc., to Trustee and Company.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

           (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, 101 Barclay Street, 21 West, New York, New York 10286, Attention: Corporate Trustee Administration Department; or

           (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and sent by facsimile or mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.6. Notice to Holders; Waiver.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.7. Conflict with TIA.

          If any provision hereof limits, qualifies or conflicts with a provision of the TIA or another provision hereof which is required or would be deemed to be a part of and to govern this Indenture by any provision of the TIA, the latter provision shall control.

Section 1.8. Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.9. Successors and Assigns.

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10. Separability Clause.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. Benefits of Indenture.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the Parties hereto, any Authenticating Agent, any Paying Agent, any Security Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12. Governing Law.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 1.13. Legal Holidays.

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.
ARTICLE II SECURITY FORMS

Section 2.1. Forms Generally.

          The Securities of each Series shall be in substantially the form set forth as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or any rules or regulations pursuant thereto, or with the rules of any securities exchange or to conform to general usage, all as may consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any Series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities.

          The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

          The Trustee's certificate of authentication shall be in substantially the following form:

          "The Bank of New York, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

                    By: ________________________          Dated: ___________________
                              Authorized Signatory"

Section 2.2. Securities in Permanent Global Form.

          If the Company shall establish pursuant to Section 3.1 that the Securities of a Series are to be issued in whole or in part in permanent global form, then notwithstanding Section 3.1(i) and the provisions of Section 3.2, any such Security shall represent such of the Outstanding Securities of such Series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in permanent global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee or the Security Registrar in such manner and upon instructions given by such Person or Persons as shall be specified in such Security in permanent global form or in the Company Order to be delivered to the Trustee pursuant to Section 3.3 or Section 3.4. Subject to the provisions of Section 3.3 and, if applicable, Section 3.4 the Trustee or the Security Registrar shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified in such Security or in the applicable Company Order. If a Company Order pursuant to Section 3.3 or Section 3.4 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a global Security shall be in writing but need not comply with Section 1.2 and need not be accompanied by an Officer's Certificate or an Opinion of Counsel, provided that the permanent global Security to be endorsed, delivered or redelivered has previously been covered by an Opinion of Counsel.

          The provisions of the last sentence of Section 3.3 shall only apply to any Security represented by a Security in permanent global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee or the Security Registrar the Security in permanent global form together with written instructions (which need not comply with Section 1.2 and need not be accompanied by an Officer's Certificate or an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.3.

          Unless otherwise specified as contemplated by Section 3.3 for the Securities evidenced thereby, every Security in permanent global form authenticated and delivered hereunder shall bear a legend in substantially the following form:

          THIS SECURITY IS A SECURITY IN PERMANENT GLOBAL FORM AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PARTY MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
ARTICLE III THE SECURITIES

Section 3.1. Amount Unlimited; Issuable in Series.

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

          The Securities may be issued in one or more Series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any Series,

           (a) the title of the Securities of the Series (which shall distinguish the Securities of the Series from all other Securities);

           (b) any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 3.4, Section 3.5, Section 3.6, Section 9.6 or Section 11.7 and except for any Securities which, pursuant to Section 3.3 of the Indenture, shall have not been issued and sold by the Company and are therefore deemed never to have been authenticated and delivered hereunder);

           (c) the date or dates on which the principal of the Securities of the Series is payable;

           (d) the Person to whom any interest on any Security of the Series shall be payable, if other than as set forth in Section 3.7; the rate or rates at which the Securities of the Series shall bear any interest or the manner of calculation of such rate or rates, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date, for the interest payable on any Interest Payment Date;

           (e) the place or places where the principal of and any premium and interest on Securities of the Series shall be payable;

           (f) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

           (g) the obligation, if any, of the Company to redeem or purchase Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

           (h) the terms, if any, upon which the Securities of the Series may be convertible into or exchanged for other Securities or warrants for indebtedness or other securities of any kind of the Company or any other obligor and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversation or exchange period and any other provision in addition to or lieu of those described herein;

           (i) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the Series shall be issuable;

           (j) if other than the principal amount thereof, the portion of the principal amount of Securities of the Series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2;

           (k) if applicable, that the Securities of the Series, in whole or any specified part, shall be defeasible pursuant to Section 4.2 or Section 10.9 or both Sections and if other than a Board Resolution, the manner in which any election by the Company to defease those securities shall be evidenced;

           (l) whether the Securities of the Series are to be issuable in permanent global form, without coupons, and, if so, (i) the form of any legend or legends which shall be borne by any such permanent global Security in addition to or in lieu of that set forth in Section 2.2, (ii) any circumstances in addition to or in lieu of those set forth in Subsection (b) of the last paragraph of Section 3.5 in which such permanent global Security may be exchanged in whole or in part for Securities registered, and in which any transfer of such permanent global Security in whole or in part may be registered, in the name of persons other than the Depository for such permanent global Security or a nominee thereof and (iii) the Depository with respect to any such permanent global Security or Securities;

           (m) the currency or currencies, including composite currencies, in which payment of the principal of, and any premium and interest on, the Securities of the Series shall be payable if other than the currency of the United States of America;

           (n) if the amount of payments of principal of, or any premium or interest on, the Securities of the Series are determined by reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

           (o) if the principal amount payable at the Stated Maturity of any Securities of the Series will not be determinable as of any one of more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

           (p) any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.2;

           (q) any addition to or change to or change in the covenants set forth in Article Ten which applies to any Securities of the Series, including without limitation whether the provisions of Section 10.7 or Section 10.8 shall not be applicable to the Securities of the Series; and

           (r) any other terms of the Series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.1(e)).

          All Securities of any one Series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.3) set forth in the Officers' Certificate referred to above or in any such indenture supplemental hereto.

          If any of the terms of the Series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the Series.

Section 3.2. Denominations.

          The Securities of each Series shall be issuable in registered form without coupons and only in such denominations as shall be specified in accordance with Section 3.1. In the absence of such provisions with respect to the Securities of any Series, the Securities of such Series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 3.3. Execution, Authentication, Delivery and Dating.

          The Securities shall be executed on behalf of the Company by its Chairman and Chief Executive Officer, one of its Vice Presidents, its Chief Financial Officer, or its Treasurer, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any Series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the Series have been established by or pursuant to one or more Board Resolutions as permitted by Section 2.1 and Section 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating:

           (x) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.1, that such form has been established in conformity with the provisions of this Indenture;

           (y) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.1, that such terms have been established in conformity with the provisions of this Indenture; and

           (z) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting the enforcement of, creditors' rights and to general equity principles.

          If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

          Notwithstanding the provisions of Section 3.1 and of the third paragraph of this Section if all Securities of a Series are not to be issued at one time, it shall not be necessary to deliver the Officer's Certificate otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to the third paragraph this Section at or prior to the time of authentication of each Security of such Series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such Series to be issued.

          Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          Notwithstanding the foregoing and subject, in the case of a Security in permanent global form, to Section 2.2, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.9 together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) directing such cancellation and stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.4. Temporary Securities.

          Pending the preparation of definitive Securities of any Series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

          If temporary Securities of any Series are issued, the Company will cause definitive Securities of that Series to be prepared without unreasonable delay. After the preparation of definitive Securities of such Series, the temporary Securities of such Series shall be exchangeable for definitive Securities of such Series upon surrender of the temporary Securities of such Series at the office or agency of the Company in a Place of Payment for that Series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any Series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same Series and of like tenor of authorized denominations. Until so exchanged the temporary Securities of any Series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such Series and tenor.

Section 3.5. Registration, Registration of Transfer and Exchange.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

          Upon surrender for registration of transfer of any Security of any Series at the office or agency in a Place of Payment for that Series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same Series of any authorized denominations and of a like aggregate principal amount and of like tenor.

          At the option of the Holder, Securities of any Series may be exchanged for other Securities of the same Series, of any authorized denominations and of a like aggregate principal amount and of like tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, Section 9.6 or Section 11.7 not involving any transfer.

          The Company shall not be required (x) to issue, register the transfer of or exchange Securities of any Series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that Series selected for redemption under Section 11.3 and ending at the close of business on the day of such day of such mailing, or (y) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          The provisions of Subsections (a) - (g) below shall apply only to permanent global Securities:

           (a) Each permanent global Security authenticated under this Indenture shall be registered in the name of the Depository designated for such permanent global Security or a nominee thereof or custodian therefore, and each such permanent global Security shall constitute a single Security for all purposes of this Indenture.

           (b) Notwithstanding any other provisions in this Indenture, no permanent global Security may be exchanged in whole or in part for Securities registered, and no transfer of a permanent global Security in whole or in part may be registered, in the name of any Person other than the Depository for such permanent global Security or a nominee thereof unless (i) the Depository notifies the Company pursuant to Subsection (d) of this Section that it is unwilling or unable to continue as Depository for such permanent global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, as amended, (ii) the Company in its sole discretion determines pursuant to Subsection (e) of this Section that such permanent global Security shall be so exchangeable or transferable and executes and delivers to the Security Registrar a Company Order providing that such permanent global Security shall be so exchangeable or transferable, (iii) any event shall have occurred and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the securities of the Series of which such permanent global Security is a part or (iv) there shall exist such circumstances, if any, in addition or in lieu of the foregoing as have been specified for this purposes as contemplated by Section 3.1.

           (c) Subject to Subsection (b) above, any exchange of a permanent global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a permanent global Security or any portion thereof shall be registered in such names as the Depository for such permanent global Security shall direct. The Trustee shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

           (d) If at any time the Depository for any Securities of a Series represented by one or more global Securities notifies the Company that it is unwilling or unable to continue as Depository for such Securities or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, the Company shall appoint a successor Depository with respect to such Securities. If a successor Depository for such Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility (and in any event before the Depository surrenders such global Security for exchange), the Company's election that such Securities be represented by one or more permanent global Securities shall no longer be effective and the Company shall execute, and the trustee, upon receipt of an Officers' Certificate for the authentication and delivery of definitive Securities of such Series, will authenticate and deliver, Securities of such Series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the permanent global Security or Securities representing such Securities in exchange for such permanent global Security or Securities.

           (e) The Company may at any time and in its sole discretion determine that the Securities of any Series issued in the form of one or more permanent global Securities shall no longer be represented by a permanent global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of definitive Securities of such Series, will authenticate and deliver Securities of such Series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the permanent global Security or Securities representing such Securities, in exchange for such permanent global Security or Securities.

           (f) Subject to Subsection (b) above, with respect to Securities represented by a permanent global Security, the Depository for such global Security may surrender such permanent global Security in exchange in whole or in part for Securities of the same Series in definitive registered form on such terms as are acceptable to the Company and such Depository. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

                     (i) to the Person specified by such Depository a new Security or Securities of the same Series, of any authorized denomination as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the permanent global Security; and

                     (ii) to such Depository a new permanent global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered permanent global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to Subsection 3.05 (f)(i) above.

          Upon the exchange of a permanent global Security for Securities in definitive registered form, in authorized denominations, such permanent global Security shall be canceled by the Trustee.

           (g) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a permanent global Security or any portion thereof, whether pursuant to this Section 3.5, Section 3.6, Section 9.6 or Section 11.7 or otherwise, shall be authenticated and delivered in the form of, and shall be, a permanent global Security, unless such Security is registered in the name of a Person other than the Depository for such permanent global Security or a nominee thereof.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 3.6. Mutilated, Destroyed, Lost and Stolen Securities.

          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Every new Security of any Series issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.7. Payment of Interest; Interest Rights Preserved.

          Unless otherwise provided as contemplated by Section 3.1 with respect to any Series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; provided that if that Security or its Predecessor Security was originally issued on a date after a Regular Record Date and before the following Interest Payment Date, the first payment of interest on such Security will be made on the Interest Payment Date following the next succeeding Regular Record Date. Interest payable at a Maturity (other than on a date which is an Interest Payment Date) will be paid to the same Person to whom the principal amount of this Security is payable.

          Any interest on any Security of any Series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (the "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

           (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such Series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such Series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such Series at his address as it appears in the Security Register, not less than ten days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such Series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Subsection (b) below.

           (b) The Company may make payment of any Defaulted Interest on the Securities of any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.8. Persons Deemed Owners.

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.7) any interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.9. Cancellation.

          All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order.

Section 3.10. Computation of Interest.

          Except as otherwise specified as contemplated by Section 3.1 for Securities of any Series, interest on the Securities of each Series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11. CUSIP Numbers.

          The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

ARTICLE IV SATISFACTION AND DISCHARGE

Section 4.1. Satisfaction and Discharge of Indenture.

          This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

           (a) either

                     (i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

                     (ii) all such Securities not theretofore delivered to the Trustee for cancellation

                               (A) have become due and payable, or

                               (B) will become due and payable at their Stated Maturity within one year, or

                               (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium or interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

           (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

           (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with trustee pursuant to Subsection (ii) of Subsection (a) of this Section 4.1, the obligations of the Trustee under Section 4.3 and the last paragraph of Section 10.3 shall survive.

Section 4.2. Defeasance of Securities of Any Series.

          Unless otherwise specified pursuant to Section 3.1 with respect to the Securities of any Series, then notwithstanding Section 4.1, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of any Series on the 91st day after the date of the deposit referred to in Subsection (d) below, and the provisions of this Indenture, as it relates to such Outstanding Securities, shall no longer be in effect (and the Trustee, at the expense of the Company, shall at Company Request, execute proper instruments acknowledging the same) (hereinafter called "Defeasance"), except as to:

           (a) the rights of Holders of Securities to receive, from the trust funds described in Subsection (d) below, (i) payment of the principal of and any premium and each installment of principal of and any premium or interest on the Outstanding Securities of that Series on the Stated Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments or analogous payments applicable to Securities of such Series on the day on which such payments are due and payable in accordance with the terms of the Indenture and such Securities;

           (b) the Company's obligations with respect to such Securities under Section 3.5, Section 3.6, Section 10.2 and Section 10.3; and

           (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder; provided that the following conditions have been satisfied:

           (d) with reference to this provision the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for purposes of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that Series, (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in Subsection (A) or (B) of this Subsection (d) money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee for such purposes, (A) the principal of and any premium and each installment of principal and any premium or interest on the Outstanding Securities of that Series on the Stated Maturity or the Redemption Date, as the case may be, of such principal or installment of principal or interest and (B) any mandatory sinking fund payments or analogous payments applicable to Securities of such Series on the day on which such payments are due and payable, each in accordance with the terms of this Indenture and of such Securities;

           (e) such Defeasance shall not cause the Trustee with respect to the Securities of that Series to have a conflicting interest as defined in Section 6.8 and for purposes of the TIA with respect to the Securities of any Series;

(f) such Defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

           (g) such Defeasance would not cause any Outstanding Security of such Series then listed on any nationally recognized securities exchange to be then delisted as a result thereof;

           (h) no Event of Default or event which with notice or lapse of time would be come an Event of Default with respect to Securities of the Series shall have occurred and be continuing on the date such deposit or during the period ending on the 91st day after such date;

           (i) the Company has delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and such Opinion of Counsel shall confirm that, Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposits, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and that such Defeasance would not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended; and

           (j) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Defeasance contemplated by this provision have been complied with.

Section 4.3. Application of Trust Funds; Indemnification.

           (a) Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 4.2 or Section 10.9 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 4.2 or Section 10.9 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto of the principal (and premium, if any) and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking funds payments or analogous payments as contemplated by Section 4.2 or Section 10.9, as the case may be.

           (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 4.2 or Section 10.9 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

           (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 4.2 or Section 10.9 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount which then would have been required to be deposited for the purpose for which such money or U.S. Government Obligations were deposited or received.

Section 4.4. Reinstatement.

          If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 4.2 or Section 10.9 with respect to any Securities by reason of any order or judgment of any court or government authority enjoining restraining or otherwise prohibiting such application or upon the occurrence of an Event of Default, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 4.2 or Section 10.9 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 4.3 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.
ARTICLE V REMEDIES

Section 5.1. Events of Default.

          "Event of Default" means, wherever used herein with respect to Securities of any Series, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

           (a) default in the payment of any interest upon any Security of that Series when it becomes due and payable, and continuance of such default for a period of 30 days; or

           (b) default in the payment of the principal of (or premium, if any, on) any Security of that Series at its Maturity; or

           (c) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that Series; or

           (d) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of Series of Securities other than that Series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of each Series affected thereby a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

           (e) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

           (f) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

           (g) any events of default provided with respect to Securities of that Series.

Section 5.2. Acceleration of Maturity; Rescission and Annulment.

          If an Event of Default described in Subsection (a), (b), (c), (d) or (g) of Section 5.1 with respect to Securities of any Series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of such Series (each such Series voting as a separate class in the case of an Event of Default under Subsection (a), (b), (c) or (g) of Section 5.1, and all such Series voting as one class in the case of such an Event of Default under Subsection (d) of Section 5.1) may declare the principal amount (or, if the Securities of any such Series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that Series) of all of the Securities of such Series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If any Event of Default described in Subsection (e) or (f) of Section 5.1 occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Outstanding Securities (voting as one class) may declare the principal amount (or, if the Securities of any such Series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that Series) of all the Securities then Outstanding to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

          At any time after such a declaration of acceleration with respect to Securities of any Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that Series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

           (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                     (ii) the overdue interest on all Securities of that Series,

                     (iii) the principal of (and premium, if any, on) any Securities of that Series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

                     (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

                     (v) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due under Section 6.7;

          and

           (b) all Events of Default with respect to Securities of that Series, other than the non-payment of the principal of Securities of that Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

          No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

          The Company covenants that if,

           (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

           (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

          the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium. if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

Section 5.4. Trustee May File Proofs of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, management, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder hereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.5. Trustee May Enforce Claims Without Possession of Securities.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.6. Application of Money Collected.

          Any money collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

           (a) First, to the payment of all amounts due the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due under Section 6.7; and

           (b) Second, to the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

Section 5.7. Limitation on Suits.

          No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless,

           (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;

           (b) the Holders of not less than 25% in principal amount of the Outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

           (c) such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

           (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

           (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of all Outstanding Securities of that Series;

          it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 5.8. Unconditional Right of Holders to Receive Principal, Premium and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.7) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.9. Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertions or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default which shall have occurred and shall be continuing shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12. Control by Holders.

          The Holders of a majority in principal amount of the Outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided however that

           (a) such direction shall not be in conflict with any rule of law or with this Indenture;

           (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

           (c) the Trustee shall have the right to decline any direction with respect to which a Responsible Officer reasonably determines such direction will cause the Trustee to incur any liability for which it shall not have been adequately indemnified pursuant to Section 5.7.

Section 5.13. Waiver of Past Defaults.

          The Holders of (a) not less than a majority in principal amount of the Outstanding Securities of any Series (each such Series voting as a separate class) may on behalf of the Holders of all Securities of such Series waive any past default with respect to such Series and its consequences, or (b) not less than a majority in principal amount of the Outstanding Securities (voting as one class) may on behalf of the Holders of all the Outstanding Securities affected thereby waive any past default described in Subsections (d), (e) and (f) of Section 5.1 with respect to the Securities of such Series and its consequences, except in any such case a default in

           (x) the payment of the principal of (or premium, if any) or interest on any Security of such Series, or

           (y) respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such Series affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any default hereunder, whether or not such Holders after such record date; provided, however, that unless the waiver of the Holders of such majority in principal amount of the Outstanding Securities shall have been obtained prior to the date which is 90 days after such record date, such waiver previously given shall automatically and without further action by any Holder be canceled and of no further effect.

Section 5.14. Undertaking for Costs.

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25% in principal amount of the Outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

Section 5.15. Waiver of Stay or Extension Law.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension of law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VI THE TRUSTEE

Section 6.1. Certain Duties and Responsibilities.

           (a) Except during the continuance of an Event of Default,

                     (i) the Trustee undertakes to perform such duties and only such duties as specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                     (ii) in the absence of bad faith on its part the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinion of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

           (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

           (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                     (i) this Subsection shall not be construed to limit the effect of Section 6.1(a);

                     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                     (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any Series, determined as provided in Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such Series; and

                     (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

           (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.2. Notice of Defaults.

          Within 90 days after the occurrence of any default hereunder known to the Trustee (within the meaning of Section 6.3(h)) with respect to the Securities of any Series the Trustee shall transmit in the manner and to the extent provided in Section 7.3(b), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or any premium or interest on any Security of such Series or in the payment of any sinking fund installment with respect to Securities of such Series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such Series; and provided, further, that in the case of any default of the character specified in Section 5.1(d) with respect to Securities of such Series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such Series.

Section 6.3. Certain Rights of Trustee.

          Subject to the provisions of Section 6.1:

           (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

           (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

           (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

           (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
           (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

           (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

           (h) the Trustee is not required to take notice or deemed to have notice of any default or Event of Default hereunder, except an Event of Default under Section 5.1(a)-(c), if at the time it is serving as Paying Agent for the Securities, unless a Trust Officer of the Trustee (i) has actual knowledge of such default or Event of Default or (ii) has received notice in writing of such default or Event of Default from the Company or from the holders of at least 25% in aggregate principal amount of the Outstanding Security of the Series so affected, and in the absence of any such actual knowledge or notice, the Trustee may conclusively assume that no default or Event of Default exists;

           (i) the Trustee's immunities and protections from liability and its rights to compensation and indemnification in connection with the performance of its duties under this Indenture shall extend to, and shall be enforceable by, the Trustee in each of its capacities hereunder and to the Trustee's officers, directors, agents and employees. Such immunities and protections and right to indemnification, together with the Trustee's right to compensation, shall survive the Trustee's resignation or removal and final payment of the Securities; and

           (j) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 6.4. Not Responsible for Recitals or Issuance of Securities.

          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.5. Who May Hold Securities.

          The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 6.8 and Section 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.6. Money Held in Trust.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.7. Compensation and Reimbursement.

          The Company agrees to:

           (a) pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

           (b) except as otherwise expressly provided herein, reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expenses, disbursements or advances as may be attributable to its negligence or bad faith;

           (c) indemnify each of the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 6.7, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

          The provisions of this Section shall survive the termination of this Indenture.

Section 6.8. Disqualification; Conflicting Interests.

           (a) If the Trustee has or shall acquire any conflicting interest within the meaning of the TIA, with respect to the Securities of any Series, it shall, within 90 days after ascertaining such conflict, either eliminate such conflicting interest or resign with respect to the Securities of that Series in the manner and with the effect hereinafter specified in this Article.

           (b) In the event that the Trustee shall fail to comply with the provisions of Subsection (a) above with respect to the Securities of any Series, the Trustee shall, within ten days after the expiration of such 90-day period, transmit by mail to all Holders of Securities of that Series, as their names and addresses appear in the Security Register, notice of such failure.

Section 6.9. Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by Federal or State authority and having its Corporate Trust Office in any State in the United States of America or the District of Columbia. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.10. Resignation and Removal; Appointment of Successor.

           (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

           (b) The Trustee may resign at any time with respect to the Securities of one or more Series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee, at the Company's expense, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such Series.

           (c) The Trustee may be removed at any time with respect to the Securities of any Series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such Series, delivered to the Trustee and to the Company.

           (d) If at any time:

                     (i) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                     (ii) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                     (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution, may remove the Trustee with respect to the applicable Series of Securities, or (y) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to such Series of Securities and the appointment of a successor Trustee or Trustees.

           (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more Series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those Series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such Series and that at any time there shall be only one Trustee with respect to the Securities of any particular Series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any Series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such Series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such Series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any Series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide holder of a Security of such Series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such Series.

           (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any Series and each appointment of a successor Trustee with respect to the Securities of any Series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such Series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such Series and the address of its Corporate Trust Office.

Section 6.11. Acceptance of Appointment by Successor.

           (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

           (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) Series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more Series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates.

           (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Subsections (a) or (b) of this Section, as the case may be.

           (d) No such successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

Section 6.12. Merger, Conversion, Consolidation or Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13. Preferential Collection of Claims Against Company.

          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14. Appointment of Authenticating Agent.

          At any time the Trustee may appoint an Authenticating Agent or Agents with respect to, one or more Series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such Series issued upon original issue exchange, registration of transfer, or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the Series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.7.

          If an appointment with respect to one or more Series is made pursuant to this Section, the Securities of such Series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

                                                  ___________________________________________________
                                                                                                    As Trustee

                                                  By:________________________________________________
                                                                                          As Authenticating Agent

                                                  By:________________________________________________
                                                                                          Authorized Signatory
ARTICLE VII HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.1. Company to Furnish Trustee Names and Addresses of Holders.

          The Company will furnish or cause to be furnished to the Trustee

           (a) semi-annually a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the date of such list; and

           (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 7.2. Preservation of Information; Communications to Holders.

           (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

           (b) If three or more Holders of Securities of any Series (collectively, the "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such Series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of such Series or with Holders of all other Series of Securities with respect to their rights under this Indenture or under such Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

                     (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.2(a), or

                     (ii) inform such applicants as to the approximate number of Holders of such Series of Securities or Holders of all other Series of Securities whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a), and as to the approximate cost of mailing to the Holders of such Series of Securities or the Holders of all Series of Securities the form of proxy or other communication, if any, specified in such application.

          If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of such Series of Securities or of all Series of Securities or of all Series of Securities whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the relevant Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

           (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.2(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.2(b).

Section 7.3. Reports by Trustee.

           (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

           (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

Section 7.4. Reports by Company.

          The Company shall:

           (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

           (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

           (c) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, to such Holders of Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose and Holders of securities whose names and addresses have been furnished to or received by the Trustee pursuant to Section 7.2(a) such summaries of any information, documents and reports required to be filed by the Company pursuant to Subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

ARTICLE VIII CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.1. Company May Consolidate, Etc., Only on Certain Terms.

          The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

           (a) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership, limited liability company or trust, shall be organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

           (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

           (c) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

           (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with.

          This Section 8.1 shall not apply to any sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any Wholly-Owned Subsidiaries.

Section 8.2. Successor Corporation Substituted.

          Upon any consolidation by the Company with, or merger by the Company into any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE IX SUPPLEMENTAL INDENTURES

Section 9.1. Supplemental Indentures Without Consent of Holders.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

           (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

           (b) to add to the covenants of the Company for the benefit of the Holders of all or any Series of Securities (and if such covenants are to be for the benefit of less than all Series of Securities, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender any right or power herein conferred upon the Company;

           (c) to add any additional Events of Default for the benefit of less than all Series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such Series) or to surrender any right or power herein conferred upon the Company;

           (d) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons or permit or facilitate the issuance of Securities in uncertificated form;

           (e) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more Series of Securities, provided, however, that any such addition, change or elimination (i) shall neither (A) apply to Securities of any Series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of such Securities with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding;

           (f) to secure the Securities pursuant to the requirements of Section 8.1(c) or Section 10.7 or otherwise;

           (g) to establish the form or terms of Securities of any Series as permitted by Section 2.1 and Section 3.1;

           (h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for and facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

           (i) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of any Series in any material respect.

Section 9.2. Supplemental Indentures with Consent of Holders.

          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each Series affected by such supplemental indenture voting as one class, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Securities of such Series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

           (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

           (b) reduce the percentage in principal amount of the Outstanding Securities of any Series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

           (c) modify any of the provisions of this Section 9.2, Section 5.13 or Section 10.11, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this Subsection shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section 9.2 and Section 10.11, or the deletion of this proviso, in accordance with the requirements of Section 6.11(b) and Section 9.1(h).

          A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series of Securities, or which modifies the rights of the Holders of Securities of such Series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other Series.

          It shall not be necessary for any Act of Holders under this Article to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.3. Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 9.4. Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.5. Conformity with TIA.

          Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the TIA.

Section 9.6. Reference in Securities to Supplemental Indentures.

          Securities of any Series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any Series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such Series.
ARTICLE X COVENANTS

Section 10.1. Payment of Principal, Premium and Interest.

          The Company covenants and agrees for the benefit of each Series of Securities that it will duly and punctually pay the principal of and any premium or interest on the Securities of that Series in accordance with the terms of the Securities and this Indenture.

Section 10.2. Maintenance of Office or Agency.

          The Company will maintain in each Place of Payment for any Series of Securities an office or agency where Securities of that Series may be presented or surrendered for payment, where Securities of that Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that Series and this Indenture may be served. The Company will give prompt written notice to the Trustee and the Holders of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of Securities of that Series and notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more Series may be presented or surrendered for any or all such purposes and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any Series for such purposes. The Company will give prompt written notice to the Trustee and the Holders of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.3. Money for Securities Payments to Be Held in Trust.

          If the Company shall at any time act as its own Paying Agent with respect to any Series of Securities, it will, on or before each due date of the principal of any premium or interest on any of the Securities of that Series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for any Series of Securities, it will, prior to each due date of the principal of any premium or interest on any Securities of that Series, deposit with a Paying Agent a sum sufficient to pay the principal and any premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent for any Series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.3, that such Paying Agent will:

           (a) hold all sums held by it for the payment of the principal of and any premium or interest on Securities of that Series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

           (b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that Series) in the making of any payment of principal and any premium or interest on the Securities of that Series; and

           (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and any premium or interest on any Security of any Series and remaining unclaimed for two years after such principal and any premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.4. Corporate Existence.

          Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 10.5. Maintenance of Properties.

          The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

Section 10.6. Payment of Taxes and Other Claims.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 10.7. Limitations on Liens.

           (a) Unless specified as contemplated by Section 3.1 not to be applicable to Securities of any Series, this Section shall be applicable to the Securities of any Series for the benefit of the Securities of such Series. The Company will not, and will not permit any Subsidiary to, issue, assume, guarantee or become liable for any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (herein referred to for purposes of this Section 10.7 as "indebtedness") secured by any mortgage, security interest, pledge or lien (herein referred to for purposes of this Section 10.7 as a "mortgage") of or upon shares of capital stock or indebtedness issued by any Subsidiary and owned by the Company or any Subsidiary, whether owned at the date of this Indenture or thereafter acquired, without making effective provision, and the Company in each case will make or cause to be made effective provision, whereby the Securities shall be secured by such mortgage equally and ratably with (or prior to) any and all other indebtedness thereby secured, so long as such indebtedness shall be so secured (for the purpose of providing such equal and ratable security the principal amount of the Securities shall mean and shall not be less than that principal amount that could be declared to be due and payable pursuant to Section 5.2 on the date of the making of such effective provision and the extent of such equal and ratable security shall be adjusted semi-annually to reflect the change in said principal amount over time pursuant to Section 5.2 and any other provision hereof); provided, however, that the foregoing restriction shall not apply to indebtedness secured by any of the following:

                     (i) mortgages on any property existing at the time of acquisition thereof or as of the date of first issuance by the Company of Securities pursuant to this Indenture;

                     (ii) mortgages on property of a corporation existing at the time such corporation is acquired (including by way of merger or consolidation) by the Company or a Subsidiary or a Subsidiary is merged into such corporation or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to the Company or a Subsidiary, provided that such mortgages as a result of such merger, consolidation, sale, lease or other disposition is not extended to property owned by the Company or such Subsidiary immediately prior thereto;

                     (iii) mortgages on property of a corporation existing at the time such corporation first becomes a Subsidiary;

                     (iv) mortgages securing indebtedness of a Wholly-Owned Subsidiary to the Company or to a Wholly-Owned Subsidiary;

                     (v) mortgages on property to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving all or any part of such property or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided the commitment of the creditor to extend the credit secured by any such mortgage shall have been obtained not later than 180 days after the later of (A) the completion of the acquisition, substantial repair or alteration, construction, development or substantial improvement of such property or (B) the placing in operation of such property or of such property as so substantially repaired or altered, constructed, developed or substantially improved;

                     (vi) mechanic's liens, tax liens, liens in favor of any governmental body to secure progress, advance or other payments or the acquisition of real or personal property from such governmental body pursuant to any contract or provision of any statute, and other liens, charges and encumbrances incidental to construction, to the conduct of business or to the ownership of property of the Company or any Subsidiary which were not incurred in connection with the borrowing of money or the obtaining of advances or credits or the acquisition of property and do not in the aggregate materially impair the use of any property for the purposes for which it is held or which are being contested in good faith by the Company or such Subsidiary;

                     (vii) mortgages arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; any deposit or pledge with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, may bond on appeal from any judgment or decree against the Company or any Subsidiary, or in connection with other proceedings or actions at law or in equity by or against the Company or any Subsidiary; or

                     (viii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing Subsections (i) to (vii), inclusive; provided, however, that the principal amount of indebtedness secured thereby and not otherwise authorized by said Subsections (i) to (vii), inclusive, shall not exceed the principal amount of indebtedness, plus any premium or fee payable in connection with any such extension renewal or replacement, so secured at the time of such extension, renewal or replacement.

           (b) Notwithstanding the provisions of Section 10.7(a), the Company or any Subsidiary may issue, assume, guarantee or become liable for indebtedness secured by mortgages which would otherwise be subject to the restrictions of Section 10.7(a) in an aggregate amount which, together with all indebtedness outstanding pursuant to this Section 10.7(b), does not exceed 15% of Consolidated Net Tangible Assets.

Section 10.8. Limitations on Sale and Lease-Back Transactions.

           (a) Unless specified as contemplated by Section 3.1 not to be applicable to Securities of any Series, this Section shall be applicable to the Securities of any Series for the benefit of the Securities of such Series. The Company will not, nor will it permit any Subsidiary to, enter into any Sale and Lease-Back Transaction on or after the initial issuance of Securities pursuant to this Indenture with respect to any property (except for (i) a transaction providing for a lease for a term, including any renewal thereof, of not more than three years, (ii) a transaction between the Company and a Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries or (iii) any lease of property acquired after the date of the initial issuance of Securities pursuant to this Indenture if the rent payable by the Company or such Subsidiary thereunder is to be reimbursed under a contract with the government of the United States or any instrumentality or agency thereof), if the commitment by or on behalf of the purchaser is obtained more than 180 days after the later of (A) the completion of the acquisition, substantial repair or alteration, construction, development or substantial improvement of such property or (B) the placing in operation of such property or of such property as so substantially repaired or altered, constructed, developed or substantially improved, unless either (1) the Company or such Subsidiary would be entitled pursuant to Section 10.7(a) to issue, assume, guarantee or become liable for debt secured by a mortgage on such property without equally and ratably securing the Securities or (2) the Company shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof (but not in excess of the net book value of such sale or transfer) and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value (as determined by the Board of Directors but not in excess of the net book value of such property at the date of such sale or transfer) of the property so leased to the retirement, within 180 days after the effective date of such Sale and Lease-Back Transaction, of Securities or other indebtedness of the Company or a Subsidiary; provided, however, that any such retirement of Securities shall be in accordance with Section 11.1 and provided, further, that the amount to be applied to such retirement of Securities or other indebtedness shall be reduced by an amount equal to the sum of (3) an amount equal to the principal amount of Securities delivered within 180 days after the effective date of such Sale and Lease-Back Transaction to the Trustees for retirement and cancellation (for purposes of making such calculation, the principal amount of Original Issue Discount Securities so retired or cancelled shall mean the portion thereof that could have been declared due and payable pursuant to Section 5.2 at the time retired and canceled) and (4) the principal amount, plus any premium or fee paid in connection with any redemption in accordance with the terms, of other indebtedness voluntarily retired by the Company within such 180-day period, excluding retirements pursuant to mandatory prepayment provisions and payments at maturity.

           (b) Notwithstanding the provisions of Section 10.8(a), the Company or any Subsidiary may enter into a Sale and Lease-Back Transaction which would otherwise be subject to the restrictions of Section 10.8(a) so as to create an aggregate amount of attributable debt which, together with all indebtedness outstanding pursuant to Section 10.7, and all attributable debt outstanding pursuant to this Section 10.8(b), does not exceed 15% of Consolidated Net Tangible Assets. "Attributable debt" in respect of any Sale and Lease-Back Transaction means, as of the time of the determination, the lesser of (i) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (ii) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with generally accepted financial practice, included in the rental payments, or, if such interest factor cannot readily be determined, at a rate of interest of 11% per annum, compounded semiannually) under the lease for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights (such as those based on real or energy costs or savings) during the remaining portion of the base term of the lease included in such transaction).

Section 10.9. Defeasance of Certain Obligations.

          Unless otherwise specified pursuant to Section 3.1, with respect to Securities of any Series, the Company may omit to comply, on or after the date the conditions set forth in subsections (a) to (f) of this Section 10.9 are satisfied, with any term, provision or condition set forth in Section 10.7 and Section 10.8, with respect to the Securities of such Series, and with any term, provision or condition set forth in any additional negative or restrictive covenant of the Company (other than those contained in this Indenture) applicable to the Securities of such Series (hereafter called "Covenant Defeasance") as specified pursuant to Section 3.1(q)), if:

           (a) With reference to this Section 10.9, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that Series, (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in Subsection (i) of this Subsection (a) money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee for such purposes, (A) the principal of and any premium and each installment of principal and any (premium) and interest on the Outstanding Securities of that Series on the Stated Maturity or the Redemption Date, as the case may be, of such principal or installment of principal or interest and (B) any mandatory sinking fund payments or analogous payments applicable to Securities of such Series on the day on which such payments are due and payable each in accordance with the terms of the Indenture and of such Securities;

           (b) Such Covenant Defeasance shall not cause the Trustee with respect to the Securities of that Series to have a conflicting interest as defined in Section 6.8 and for purposes of the TIA with respect to the Securities of any Series;

           (c) Such Covenant Defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

           (d) No Event of Default or event which with notice or lapse of time would become an Event of Default with respect to Securities of that Series shall have occurred and be continuing on the date of such deposit;

           (e) The Company has delivered to the Trustee an Opinion of Counsel stating that (i) Holders of the Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and Covenant Defeasance had not occurred; (ii) such Covenant Defeasance would not cause any outstanding Security of such Series then listed on any nationally recognized securities exchange to be delisted as a result thereof; and (iii) such deposit would not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended from time to time; and

           (f) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section have been complied with.

Section 10.10. Certificate of Officers of the Company.

          On or before the last day of April of each year beginning with the year 2002, the Company will file with the Trustee an Officers' Certificate stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For purposes of this Section, any such default shall be delivered without regard to any period of grace or requirement of notice provided in this Indenture.

Section 10.11. Waiver of Certain Covenants.

          The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 10.4 through Section 10.8, inclusive with respect to the Securities of any Series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such Series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provisions or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 10.12. Statement by Officers as to Default.

          The Company shall deliver to the Trustee, as soon as possible and in any event within ten days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

ARTICLE XI REDEMPTION OF SECURITIES

Section 11.1. Applicability of Article.

          Securities of any Series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for Securities of any Series) in accordance with this Article.

Section 11.2. Election to Redeem; Notice to Trustee.

          The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any Series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date, of the tenor, if applicable, of the Securities to be redeemed, and of the principal amount of Securities of such Series to the redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

Section 11.3. Selection by Trustee of Securities to Be Redeemed.

          If less than all the Securities of any Series are to be redeemed (unless all of the Securities of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such Series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that Series or any integral multiple thereof) of the principal amount of Securities of such Series of a denomination larger than the minimum authorized denomination for Securities of that Series. If less than all of the Securities of such Series and of a specified tenor are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such Series and specified tenor not previously called for redemption in accordance with the preceding sentence.

          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.4. Notice of Redemption.

          Notice of redemption shall, be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Securities to be redeemed, at the address appearing in the Security Register.

          All notices of redemption shall state:

           (a) the Redemption Date,

           (b) the Redemption Price,

           (c) if less than all the Outstanding Securities of any Series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

           (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

           (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price,

           (f) that the redemption is for a sinking fund, if such is the case, and

           (g) the CUSIP number (if any).

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request delivered at least 15 days prior to the date on which such notice is to be given unless a shorter period shall be acceptable to the Trustee, by the Trustee in the name and at the expense of the Company and shall be irrevocable. The notice of redemption mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security shall not affect the validity of the proceeding for the redemption of any other Security.

Section 11.5. Deposit of Redemption Price.

          Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 11.6. Securities Payable on Redemption Date.

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.7. Securities Redeemed in Part.

          Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge to the Holder, a new Security or Securities of the same Series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE XII SINKING FUNDS

Section 12.1. Applicability of Article.

          The provisions of this Article XII shall be applicable to any sinking fund for the retirement of Securities of a Series except as otherwise specified as contemplated by Section 3.1 for Securities of such Series.

          The minimum amount of any sinking fund payment provided for by the terms of Securities of any Series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any Series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of Securities of such Series.

Section 12.2. Satisfaction of Sinking Fund Payments with Securities.

          The Company (a) may deliver Outstanding Securities of a Series (other than any previously called for redemption) and (b) may apply as a credit Securities of a Series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such Series required to be made pursuant to the terms of such Securities as provided for by the terms of such Series; provided that such Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities to be so redeemed for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.3. Redemption of Securities for Sinking Fund.

          For any Series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that Series pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that Series pursuant to Section 12.2 stating that such Securities have not been previously used as a credit against any sinking fund payment and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 11.5, Section 11.6 and Section 11.7.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.
VULCAN MATERIALS COMPANY By: /s/Mark E. Tomkins Mark E. Tomkins Senior Vice President and Chief Financial Officer
THE BANK OF NEW YORK, Trustee By: /s/Robert A. Massimillo Robert A. Massimillo